EXHIBIT 21 - SUBSIDIARIES OF THE COMPANY
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                        SUBSIDIARIES OF VITA EQUITY, INC.
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       Name of Subsidiary                        Jurisdiction of Organization
       ------------------                        ----------------------------
Vita Equity, Inc. (Canada) (1)                     British Columbia, Canada
                                                  Incorporated July 17, 1984

     (1) 100% owned by Vita Equity, Inc., through an Assignment and Assumption Aggrement and a Declaration of Trustentered into by the sole shareholder of Vita Equity, Inc. (Canada) and Vita Equity, Inc. (see EXHIBITS 10.1 and 10.2 Hereof).

          Vita Equity,  Inc.  (Canada)  operates  under the name of Vita Equity,
          Inc.